LEGAL SERVICES AND CONSULTING AGREEMENT

This Marketing and Consulting Agreement ("Agreement"), dated this 30th day of May, 2001, is executed by and between Geotec Thermal Generators, Inc. a Florida corporation with offices located at 1615 S. Federal Highway, Suite 101, Boca Raton, FL 33432 (the "Company"), and Mrs. Elena V. Sordia, Esq., with offices located 31 Skolkovskoje Shosse, Moscow, 121363 Russia (the "Consultant").

WHEREAS, the Company is engaged in providing high-technology oil and gas treatment services to various wells located throughout the United States, Canada, Central and South America based on usage of complex machines, equipment and technologies developed by Russian scientific and industrial research centers, in particular NPO Altai, the former Soviet Union Military Research and Production Facility, with which the Company has long-term partnership in technology development agreement;

WHEREAS, the Consultant is an attorney at law of good standing and considerable international reputation, member of the Interregional Bar Association of the Commonwealth of Independent States, uniquely knowledgeable in the area of export of complex Russian-designed technology and equipment for oil industry and has had vast, long-term and substantial practical experience in the litigation, legal research, administrative, management, financial and other areas related to high technology products and services similar to those presently being offered by the Company;

WHEREAS, the Company desires to retain the exclusive services of the Consultant and her office to provide legal research, litigation services, legal advise, consultancy and contract coordination and assistance in further development and export of its products and services from Russia to the markets serviced by the Company as well as provide legal advise on the matters related to agreements and ongoing contractual relationships with its numerous Russian business counterparts, negotiations, preparation and execution of new large-scale joint technology development contracts and joint ventures;

NOW THEREFORE, in consideration of the promises and mutual covenants set forth in this Agreement, the parties hereby agree as follows:

1. Scope of Services. The Company hereby retains the Consultant to assist in provide legal research, legal advise, litigation and arbitration services in the courts of Russian Federation and the courts of the Commonwealth of Independent States, provide consulting on the ongoing complex contractual relationships with numerous Russian business counterparts, assist in preparation and execution of licenses and permits required for further expansion of export of respective Russian-designed technology for the company's business in various regions of the world and to seek to develop new business opportunities and niche markets for the Company's services in collaboration with leading Russian oil and gas companies.


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2. Term. This Agreement shall become effective as of the date set forth on the signature page of this Agreement and shall continue for a period of one (1) year (the "Term"). Notwithstanding the foregoing, the Company or the Consultant have the right to terminate this Agreement for cause upon 30 days' written notice, which written notice shall be effective upon mailing by first class mail, FedEx or other such delivery services at the respective addresses provided by the parties in this Agreement. "Cause" shall be deemed any violation of any federal or state law or any rule or regulation of any regulatory agency, any neglect, or omission detrimental to the conduct of the Company or the business of the Consultant, material breach of this Agreement or any unauthorized disclosure of any confidential information of the Company.

3. Compensation, Issuance of Stock. In consideration for the services to be performed by the Consultant pursuant to the terms of this Agreement, the Company will issue to Consultant, immediately upon the execution of this Agreement, a total of 150,000 of its authorized but unissued common shares and cause the immediate delivery of the stock certificate(s) to the Consultant.

3.a. Incentive Compensation. The Consultant shall also receive one year options in the amount and share strike prices as stated below. Said options shall terminate one year from this agreement, and shall not be renewable. Further, said options shall only be able to be exercised if the price of the Company's stock remains at or above the share stock price for more than 15 consecutive days.

                       50,000 common share options at $1.50
                       50,000 common share options at $2.00
                      100,000 common share options at $3.00
                      150,000 common share options at $4.00

4. Registration Provisions. The Company agrees to register the Consultant's shares for resale under the Securities Act of 1933, as amended, pursuant to a registration statement filed with the Securities and Exchange Commission on Form S-8 (or, if Form S-8 is not then available, such other form of registration statement then available). Any and all costs of filing such registration statement shall be borne by the Company.

5. Confidentiality. The Consultant agrees that all information concerning the Company which he obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by the Consultant except for the direct benefit of the Company and such confidential information shall not be disclosed by the Consultant to any third party without the prior written approval of the Company, provided, however, that the Consultant shall not be obligated to treat as confidential any information that (a) was publicly known at the time of disclosure to the Consultant, (b) becomes publicly known or available thereafter other than by means in violation of this Agreement or any other duty owed to the Company by the Consultant, or (c) is lawfully disclosed to the Consultant by a third party.

6. Independent Contractor. The Consultant and the Company hereby acknowledge that the Consultant is an independent contractor. The Consultant agrees not to hold himself out as, nor take any action from which third parties might reasonably infer that the Consultant is an employee, partner or agent of, or a joint venturer with the Company. In addition, the Consultant shall take no action, which to the knowledge of the Consultant, binds, or purports to bind, the Company to any contract or agreement.


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7.  Miscellaneous.

a. Hiring Agreement. This Agreement contains the entire agreement between the parties and may not be waived, amended, modified or supplemented except by agreement in writing signed by the party against whom the enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any right provided by this Agreement shall not be deemed a waiver of any further or future rights.

b. Governing Law. This Agreement shall be construed under the laws of the State of Florida and the parties agree that the exclusive jurisdiction for any litigation or arbitration arising under this Agreement shall be in Boca Raton, Florida.

c. Successors and Assigns. This Agreement shall be binding upon the parties, their successors and assigns, provided, however, that the Consultant shall not permit any other person or entity to assume the obligations hereunder without the prior written approval of the Company.

d. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were excluded and shall be enforceable in accordance with its terms.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

Date: 8/02/01
                                Consultant
                                     By:
                                        --------------------
                                        Name: Elena V. Sordia, Esq.

                                Geotec Thermal Generators, Inc.
                                        By:
                                        --------------------
                                        Name: Mr. Richard Lueck
                                        Title: Chief Executive Officer